UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

Cardima, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47266 Benicia Street, Fremont, California, 94538
 (Address of principal executive offices and zip code)

(510) 354-0300
 (Registrant’s telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
      Phone: (212) 930-9700
     Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of October 5, 2007, Tina Sim and Andrew Lee resigned as members of the Board of Directors of Cardima, Inc. (the “Company”).

Effective as of October 5, 2007 , the following became members of the Board of Directors of the Company:

Dr. Richard Gaston
Dr. Eric Chan

Dr. Richard Gaston

Dr. Richard Gaston retired in 2006 from clinical practice as a Board certified cardiologist.   From 1981 to 2006, Dr. Gaston practiced as a cardiologist in Petaluma, California and played a major role in establishing state of the art intensive care unit at Petaluma Valley Hospital in 1980’s. From 1997 to 2003, Dr. Gaston also was the biotechnology and pharmaceutical analyst of AmeriCal Securities in San Francisco, California with a prominent role in selling Imatron Inc. to GE Healthcare.  Dr. Gaston received an A.B. in Psychology from Stanford University, M.D. from University of Michigan, Internship and Medical Residency from University of Utah and Cardiology Fellowship from Michigan State University.

Dr. Eric Chan

Dr. Eric Chan, co-inventor of Cardima’s INTELLITEMP® Energy Management System, the Surgical Ablation Probe with Stabilization Sheath, and the REVELATION Helix catheter, has been our Senior Vice President of Product Development since February 2007. Dr. Chan received a B.S.E.E. from Purdue University, and both the M.S.E. and Ph.D. degrees in Biomedical Engineering from the University of Texas at Austin.  He also completed the Global Bio-Executive Program at the University of California, Berkeley, Haas School of Business.  He is a Senior Member of the Institute of Electrical and Electronic Engineers, and an elected Fellow of the European Society of Cardiology.

Item9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardima, Inc.

October 11, 2007	By:	/s/ Chris Mak
Chris Mak
Chief Financial Officer